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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            ITERATED SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                             ITERATED SYSTEMS, INC.
                               3525 Piedmont Road
                             Seven Piedmont Center
                                   Suite 600
                          Atlanta, Georgia  30305-1530

                    ----------------------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         To Be Held on October 28, 1999

                    ----------------------------------------


TO THE STOCKHOLDERS OF ITERATED SYSTEMS, INC.:

     Notice is hereby given that a Special Meeting of Stockholders of Iterated Systems, Inc. will be held on October 28, 1999 at 10:00 a.m. local time, in the conference room at Grev Wedels Plass No. 5, Oslo, Norway, to consider and act upon the following matters:

     1. To approve an amendment to Iterated's Articles of Incorporation to increase the number of authorized shares of common stock, par value $.01 per share, from 20,000,000 shares to 40,000,000 shares.

     2. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Stockholders of record at the close of business on October 6, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the meeting.


                                       By Order of the Board of Directors,

                                       /s/ Haines H. Hargrett
                                       -------------------------------------
                                       Haines H. Hargrett
                                       Chief Financial Officer and Secretary


September 23, 1999
Atlanta, Georgia

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD OWNER A PROXY IN YOUR NAME.

                             ITERATED SYSTEMS, INC.
                               3525 Piedmont Road
                             Seven Piedmont Center
                                   Suite 600
                          Atlanta, Georgia  30305-1530

                    ---------------------------------------

              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                         To Be Held on October 28, 1999

                    ---------------------------------------

General

     This Proxy Statement and the enclosed proxy are furnished on behalf of the Board of Directors of Iterated Systems, Inc., a Georgia corporation for use at a Special Meeting of Stockholders to be held on October 28, 1999 at 10:00 a.m. local time (Special Meeting) or at any adjournment or postponement of that meeting, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held in the conference room at Grev Wedels Plass No. 5, Oslo, Norway. Iterated intends to mail this Proxy Statement and the accompanying proxy card on or about October 8, 1999, to all stockholders entitled to vote at the Special Meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before it is exercised by giving written notice to that effect to the Secretary of Iterated.

     As used in this Proxy Statement, the term "Iterated" refers to Iterated Systems, Inc. and its subsidiaries, unless the context otherwise requires.

Stockholders Entitled to Vote

     The Board of Directors has fixed October 6, 1999 as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on September 22, 1999, there were outstanding and entitled to vote 13,073,025 shares of common stock of Iterated, par value $.01 per share. Each stockholder of record on such date will have one vote for each share of common stock.

     The holders of a majority of the total shares of common stock outstanding on the record date, whether present at the Special Meeting, or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for the purposes of determining the presence of a quorum at the Special Meeting, whether or not the shareholder abstains on all or any matter to be acted on at the Special Meeting. Broker non-votes will also be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Solicitation

     Iterated will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement and the accompanying proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Iterated may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of September 30, 1999, with respect to the following: (1) each shareholder known by the Company to be the owner of record of more than 5% of the Company's Common Stock, (2) each director, (3) each Named Executive Officer, and (4) all directors and executive officers as a group.


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                                                                          Common Stock
                                                                     Beneficially Owned (2)
                                                              ---------------------------------
                                                                                      Percent
                                                                                    Beneficial
Name and address                                                 Number of          Ownership
of beneficial owners (1)                                           shares               %
-----------------------------------------------------------------------------------------------
John C. Bacon (3).............................................     433,333              3.2%
Alan D. Sloan (4).............................................   3,096,000             23.4%
David G. Gibson (5)...........................................      26,667               *
Burton M. Smith (5)...........................................      29,667               *
R. Asmund Slogedal (6)........................................     107,000               *
Michael F. Barnsley (4).......................................   1,182,700              8.9%
Terje Mikalsen  (7)...........................................   2,791,730             21.4%
John R. Festa (8).............................................     830,100              6.0%
Mosvold Farsund Invest AS (7).................................   2,791,730             21.4%
Brovigtank AS (9).............................................     982,050              7.5%
Diane Barnsley................................................     799,900              6.1%
MCIWorldCom Network Services, Inc. (10).......................   1,650,000             11.2%
All executive officers and directors as a group (11  persons).   8,528,397             57.8%

-------------------------------
*Less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 13,073,025 shares of Common Stock outstanding as of August 31, 1999. The business address of each beneficial owner other than Mosvold Farsund Invest AS, Ms. Barnsley, Brovigtank AS and MCIWorldCom Network Services, Inc. is c/o Iterated Systems, Inc. Seven Piedmont Center, Suite 600, 3525 Piedmont Road, Atlanta, Georgia 30305-1530. The business address of Mosvold Farsund Invest AS is P.O. Box 113, 4551 Farsund, Norway. The business address of Brovigtank AS is Radhusgt. 5b, 0151 Oslo, Norway. The business address of Ms. Barnsley is 2153 Allaire Lane, Atlanta, Georgia 30345. The business address of MCIWorldCom Network Services, Inc. is 1801 Pennsylvania Avenue, Washington, DC 20006.
(2) Includes shares of Common Stock subject to options that may be exercised within 60 days of August 31, 1999. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
(3)  Includes options to purchase 433,333 shares of Common Stock.
(4)  Includes options to purchase 150,000 shares of Common Stock.
(5)  Includes options to purchase 26,667 shares of Common Stock.
(6)  Includes options to purchase 35,000 shares of Common Stock.
(7) Includes 2,791,730 shares held by Mosvold Farsund Invest AS and affiliates of Mosvold Farsund Invest AS. Terje Mikalsen owns a controlling interest in Mosvold Farsund Invest AS.
(8)  Includes options to purchase 830,000 shares of Common Stock.
(9)  Includes 982,050 shares held by Brovigtank AS and affiliates of Brovigtank
     AS.
(10) Includes 1,797,609 shares subject to warrants granted August 7, 1998 for USD 5.00 per share with a life of four years. Under the terms of the MCI Warrant Agreement the exercise price of these warrants and number of warrants to be issued will be adjusted due to this Rights Offering. The Company estimates that the new exercise price will be USD 4.00 and the maximum number of shares to be issued under these warrants will be 1,797,609.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of Iterated, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Counting of Votes

     The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Iterated is required for approval of the proposed amendment to Iterated's Articles of Incorporation which is to be submitted to the stockholders at the Special Meeting. Each proxy will be voted in accordance with the stockholder's directions. Abstentions with respect to any matter to be voted upon at the Special Meeting will have the same effect as a vote against these proposals. When the enclosed proxy is properly signed and returned, the shares which the proxy represents will be voted at the Special Meeting in accordance with the instructions of the stockholder. In the absence of such instructions, the shares represented by a signed proxy will be voted in favor of the proposal. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.


              PROPOSED AMENDMENT TO INCREASE THE NUMBER OF SHARES
                OF COMMON STOCK WHICH ITERATED HAS THE AUTHORITY
              TO ISSUE FROM 20,000,000 SHARES TO 40,000,000 SHARES

Introduction

     On September 10, 1999, the Board of Directors adopted an amendment to Iterated's Articles of Incorporation, as amended (Articles of Incorporation), subject to approval by the stockholders, to increase the number of authorized shares of common stock from 20,000,000 shares to 40,000,000 shares (Amendment). The Board of Directors also directed that the Amendment be submitted for action at the Special Meeting of Stockholders to be held on October 28, 1999.

Increase in Number of Shares of Common Stock

     Iterated's Articles of Incorporation currently authorizes the issuance of a total of 20,000,000 shares of common stock, par value $.01 per share. The Amendment will increase the total number of authorized shares of common stock to 40,000,000. The Amendment will modify the first paragraph of Article TWO of the Articles of Incorporation to read as follows:

     TWO: The corporation shall have authority, exercisable by its Board of Directors, to issue up to forty million (40,000,000) shares of common stock, $.01 par value per share.

     As of September 22, 1999, 13,073,025 shares of common stock are issued and outstanding, 3,280,900 shares of common stock have been reserved for issuance under Iterated's stock option plans and 1,797,609 shares of common stock have been reserved for issuance in connection with warrants which were heretofore issued by Iterated. Accordingly, as of September 22, 1999, Iterated may not issue more than an additional 1,848,466 shares of common stock in the absence of authorization from the stockholders to amend Iterated's Articles of Incorporation to increase the aggregate number of authorized shares of common stock.

     The additional shares of common stock for which authorization is sought would be identical to the shares of common stock now authorized. Adoption of the Amendment and the issuance of common stock would not affect the rights of holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding. Holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by Iterated, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of Iterated in order to maintain their proportionate ownership thereof. If the Amendment is adopted, it will become effective upon the filing of the proposed amendment with the Georgia Secretary of State.

No Appraisal Rights

     Under the applicable provisions of the Georgia Business Corporation Code, Iterated's stockholders have no rights to dissent from, or obtain payment of the fair value of their shares in the event of the approval of, the proposed Amendment.

Recommendation of the Board of Directors

     The Board of Directors has approved and recommends to the stockholders the adoption of the Amendment in order to provide authorized shares that may be used by Iterated to implement a proposed rights offering. See "Rights Offering" for a description of the proposed rights offering.

Rights Offering

     If the proposed rights offering is consummated, Iterated intends to use the net proceeds for general corporate purposes and to provide working capital. The Board of Directors believes a rights offering would be in the best interest of Iterated and its stockholders. Iterated will not be able to pursue a rights offering as currently contemplated by the Board of Directors, without stockholder approval of the increase of the number of authorized but unissued shares of common stock.

     Adoption of the Amendment would also provide additional authorized shares of common stock that could be used from time to time, without further action or authorization by the stockholders (except as may be required by law or the rules of any stock exchange on which Iterated's securities may then be listed) for other corporate purposes which the Board may deem desirable, including, without limitation, stock splits, stock dividends or other distributions, financings, stock grants, stock options, employee benefit plans and stockholders' rights plans. In the event stockholder approval of the Amendment is obtained, Iterated would have a total of 26,926,975 authorized but unissued shares of common stock remaining available pursuant to its Articles of Incorporation, of which 3,280,900 shares would be reserved for issuance under Iterated's stock option plans and 1,797,609 shares would be reserved for issuance with respect to outstanding warrants. These additional authorized shares of common stock will restore Iterated's flexibility to issue common stock to a level the Board of Directors believes advisable.

     The principal purpose of the Amendment is to provide the Company with authorized shares adequate to raise additional capital that will be critical to the Company's short-term and long-term business objectives. The Company currently intends to offer to its stockholders the right to purchase up to approximately 6,000,000 shares of common stock (Offered Common Stock) at a price to be determined by the Board of Directors prior to the Special Meeting. The Company contemplates that the rights ("Right") will be transferable. Rights can not be transferred to U.S. Persons and they can not be exercised by U.S. Persons who were not the original holders of the Rights for a period of one-year from the date the Rights are originally issued. Mosvold Farsund AS, a shareholder controlling 2,791,730 shares of common stock, has agreed to exercise its allocated Rights and purchase its entire pro rata portion of common stock available to it pursuant to the rights offering. Additionally, certain U.S. stockholders have agreed not to participate in the rights offering in order to avoid triggering certain anti-dilutive provisions of the MCI Warrant Agreement. A prospectus to register the Rights and the Offered Common Stock will be filed with the Oslo Stock Exchange. The Rights and the shares of Offered Common Stock will not be registered under the US Securities Act of 1933, as amended. The record date for the rights offering is expected to be approximately October 31, 1999.

     A Warrant Agreement between the Company and MCI Telecommunications Corporation (MCI) provides, among other things, that in the event of a rights offering, the exercise price of the warrants and the number of warrants issued might be adjusted. Accordingly, the rights offering will result in the exercise price of the warrants being reduced from USD 5.00 to USD 4.00 and the maximum number of shares to be issued on the exercise of the warrants to be increased from 1,452,570 to approximately 1,797,609 shares. Additionally, pursuant to the Warrant Agreement, the Company intends to obtain the consent of MCI to undertake the rights offering.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT.


                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Iterated's next Annual Meeting will be held in May, 2000. The deadline for stockholders to submit one or more proposals to be presented at the 2000 Annual Meeting expire on Tuesday, November 26, 1999.


                                 OTHER MATTERS

     Management knows of no other matters which may properly be and are likely to be brought before the meeting, other than the matter discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.


                                 VOTING PROXIES

     The Board of Directors recommends an affirmative vote on the proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendation.


                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ John C. Bacon
                                       John C. Bacon
                                       President and Chief Executive Officer



September 23, 1999

                                     PROXY

                             ITERATED SYSTEMS, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                                October 28, 1999


The undersigned hereby appoints Mr. John C. Bacon and Mr. Haines H. Hargrett, and each of them, with full power and substitution, proxies to represent the undersigned at the Special Meeting of Stockholders of Iterated Systems, Inc. to be held on October 28, 1999, at 10:00 a.m., in the conference room at Grev Wedels Plass No. 5, Oslo, Norway, and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all the shares of Iterated Systems, Inc. standing in the name of the undersigned upon such business as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON THE PROPOSAL SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE PROPOSAL AS SET FORTH IN THE PROXY STATEMENT.

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                  PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE
                    AND RETURN PROMPTLY IN ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

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Please sign exactly as your name(s) appear(s) on the proxy.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
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HAS YOUR ADDRESS CHANGED:                   DO YOU HAVE COMMENTS?


---------------------------------           -----------------------------------

---------------------------------           -----------------------------------

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

                    [LOGO OF ITERATED SYSTEMS APPEARS HERE]

                          Special Stockholders Meeting
                                OCTOBER 28, 1999


[X]    PLEASE MARK VOTES
       AS IN THIS EXAMPLE


                                                                   FOR        AGAINST       ABSTAIN
1.  To consider and act upon a proposal to approve an
    amendment to Iterated's Articles of Incorporation to         [____]       [____]        [____]
    increase the number of authorized shares of common
    stock, par value $.01 per share, from 20,000,000
    shares to 40,000,000 shares.


2.  In their discretion, the proxies are authorized
    to vote upon such business as may property come              [____]       [____]        [____]
    before the meeting


    Please indicate at right if you plan to attend the                                      [____]
    meeting.

    Please indicate at right if comments or address
    change have been noted on the reverse side of this                                      [____]
   card


RECORD DATE SHARES:_________________

                                                     _______________________
Please be sure to sign and date this proxy.          Date

___________________________________________    ________________________________
Stockholder sign here                          Co-owner sign here